UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 19, 2006

Home Federal Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Federal	000-50901	20-0945587
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

500 12th Avenue South
Nampa, Idaho 83651
(Address of principal executive offices and zip code)

(208) 466-4634
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
      CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
      CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition

On April 19, 2006, Home Federal Bancorp, Inc. issued its earnings release for the second quarter of its fiscal year ending September 30, 2006. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

            (c)      Exhibits

            99.1    Press release of Home Federal Bancorp, Inc. dated April 19, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                                                        HOME FEDERAL BANCORP, INC.

Date: April 19, 2006                                                         By: /s/ Robert A. Schoelkoph
                                                                                              Robert A. Schoelkoph
                                                                                              Senior Vice President and
                                                                                              Chief Financial Officer

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Exhibit 99.1

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                                                                                          Contact:
                                                                                          Home Federal Bancorp, Inc.
                                                                                          Daniel L. Stevens, Chairman, President & CEO
                                                                                          Robert A. Schoelkoph, SVP, Treasurer & CFO
                                                                                          208-466-4634
                                                                                          www.myhomefed.com

PRESS RELEASE - For Immediate Release

HOME FEDERAL BANCORP, INC. ANNOUNCES SECOND QUARTER EARNINGS

Nampa, ID (April 19, 2006) - Home Federal Bancorp, Inc. (the "Company") (Nasdaq: HOME), the parent company of Home Federal Bank (the "Bank"), today reported net income of $1.2 million, or $0.09 per diluted share, for the quarter ended March 31, 2006, compared to $1.7 million, or $0.11 per diluted share, for the same period a year ago. Results for the quarter ended March 31, 2005 included a $386,000 pre-tax gain on the sale of a former branch. Excluding the gain on the sale of the branch, the Company had net income of $1.4 million, or $0.10 per share for the quarter ended March 31, 2005.

Net income for the six months ended March 31, 2006 was $3.0 million, or $0.21 per diluted share, compared to $1.7 million, or $0.12 per diluted share for the same six-month period a year ago. Results for the six months ended March 31, 2005 included the $386,000 pre-tax gain on the sale of a former branch and a $1.8 million pre-tax expense for establishing the Home Federal Foundation, Inc. (the "Foundation"). Excluding the gain on the sale of the branch and the expense for establishing the Foundation, the Company had net income of $2.6 million, or $0.18 per diluted share, for the six months ended March 31, 2005.

"We have continued to perform successfully despite a flattening yield curve," said Daniel L. Stevens, Chairman and CEO. "During the quarter ended March 31, 2006, we experienced a 14% increase in interest and dividend income, net loans increased 14% and deposits were up 16%, as compared to the same period a year ago."

The following table reconciles the Company's actual net income to pro forma net income for the three and six months ended March 31, 2006 and 2005 exclusive of the sale of the branch and the contribution to the Foundation, as adjusted for Federal and state taxes (in thousands, except per share data):

	Three Months Ended March 31,		Six Months Ended March 31,
	2006	2005	2006	2005
Pro forma disclosure		(unaudited)
Net income, as reported	$ 1,233	$ 1,674	$ 2,993	$ 1,748
Sale of branch	-	(386)	-	(386)
Contribution to Foundation	-	-	-	1,825
Federal and state income taxes	-	151	-	(561)
Pro forma net income	$ 1,233	$ 1,439	$ 2,993	$ 2,626
Earnings per share
Diluted as reported	$ 0.09	$ 0.11	$ 0.21	$ 0.12
Pro forma diluted	$ 0.09	$ 0.10	$ 0.21	$ 0.18

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Home Federal Bancorp, Inc.
April 19, 2006

Second Quarter Highlights (at or for the periods ended March 31, 2006 compared to March 31, 2005):

  Interest and dividend income increased 14% to $9.6 million

  Total assets increased 16% to $747.3 million

  Net loans increased 14% to $476.2 million

  Deposits increased 16% to $431.6 million

  Non-performing assets decreased to $10,000 or 0.001% of total assets

Operating Results

Revenues for the quarter ended March 31, 2006, which consisted of net interest income before the provision for loan losses plus noninterest income, were unchanged at $8.1 million as compared to the quarter ended March 31, 2005. Results for the quarter ended March 31, 2005 included a $386,000 pre-tax gain on the sale of a former branch. Net interest income before the provision for loan losses increased 3% to $5.6 million for the quarter ended March 31, 2006, compared to $5.5 million for the same quarter of the prior year.

Revenues for the six months ended March 31, 2006 increased 10% to $16.9 million, compared to $15.3 million for the same period of last year. Net interest income before the provision for loan losses increased 11% to $11.6 million, compared to $10.5 million for the same period of last year. On December 6, 2004, the Bank completed its mutual holding company reorganization, at which time the Bank converted to stock form and the Company was organized. In connection with the reorganization, the Company received $53.6 million in net proceeds from a minority stock offering. The majority of the proceeds were invested in mortgage-backed securities. Revenues from mortgage-backed securities increased $1.4 million to $4.8 million for the six months ended March 31, 2006, compared to $3.4 million for the same period of the prior year.

For the quarter ended March 31, 2006, net interest income after provision for loan losses increased 5% to $5.5 million, compared to $5.3 million for the same quarter a year ago. For the quarter ended March 31, 2006, a provision for loan losses of $90,000 was established by management in connection with its analysis of the loan portfolio, compared to a provision for loan losses of $236,000 established for the same quarter of the prior year. The decrease in the provision reflects the Company's current credit quality and decrease in classified assets, nonperforming loans and net charge-offs. Net interest income after provision for loan losses for the six months ended March 31, 2006 increased 13% to $11.5 million, compared to $10.2 million for the same period of the prior year.

The Company's net interest margin decreased 34 basis points to 3.33% for the quarter ended March 31, 2006, from 3.67% for the same quarter last year. The net interest margin for the six months ended March 31, 2006 decreased 9 basis points to 3.50% from 3.59% for the same period a year earlier. The cost of deposits was 2.04% for the six months ended March 31, 2006 compared to 1.65% for the same period of the prior year. During the current fiscal year, the Company revised its estimate of accrued interest on an escalator certificate of deposit product. The revision resulted in a one-time $310,000 reduction in interest expense for the six months ended March 31, 2006. Excluding the revision, the net interest margin and cost of deposits for the six months ended March 31, 2006 were 3.37% and 2.21%, respectively. The decline in net interest margin reflects the relatively flat yield curve that currently exists, as the cost of shorter-term deposits and borrowed funds increased more rapidly than the yield on

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Home Federal Bancorp, Inc.
April 19, 2006

longer-term assets. Although the Company believes the repricing of existing and new loans over time will help counter the trend in net interest margin, pressure will likely continue in the near term as a result of the flat yield curve environment.

Noninterest income decreased 6% to $2.5 million for the quarter ended March 31, 2006, compared to $2.6 million for the same quarter a year ago. The decrease in noninterest income is primarily attributable to a $386,000 gain on the sale of a former branch in the prior quarter a year ago. The prior year gain is partially offset by an 8% increase in service charges and fees and a 171% increase in gains on loan sales in the quarter ended March 31, 2006. For the six months ended March 31, 2006, noninterest income increased 9% to $5.3 million, compared to $4.9 million for the same period of the prior year. Increases in service charges and gains on loans sales of $590,000 and $366,000 account for the increase, offset by the $386,000 gain on the sale of the former branch.

Noninterest expense for the quarter ended March 31, 2006 increased 17% to $6.1 million, from $5.2 million for the comparable period a year earlier. Compensation and benefits increased $674,000 to $3.8 million for the quarter ended March 31, 2006 as compared to $3.1 million for the same quarter a year ago. The majority of the increase is attributable to the establishment of the equity compensation plans during the prior fiscal year, annual merit increases, and an increase in employee commissions. The equity compensation plans include the Company's employee stock option plan, 2005 Recognition and Retention Plan ("RRP") and 2005 Stock Option and Incentive Plan. The efficiency ratio was 74.5% for the quarter ended March 31, 2006 compared to 63.8% for the same quarter a year ago. Excluding the non-recurring gain on sale of a former branch, the efficiency ratio was 67.0% for the same period of the prior year. The efficiency ratio indicates how much is spent on non-interest expenses as a percentage of total revenue.

Noninterest expense for the six months ended March 31, 2006 decreased 3% to $11.9 million, compared to $12.2 million for the six months ended March 31, 2005. The decrease was primarily a result of the $1.8 million contribution to the Foundation during the quarter ended December 31, 2004. Compensation and benefits increased $1.4 million to $7.6 million for the six months ended March 31, 2006 as compared to $6.1 million for the same period a year ago. The majority of the increase is attributable to the establishment of the equity compensation plans during the prior fiscal year, annual merit increases, and increases in employee commissions and incentive plans. The efficiency ratio was 70.6% for the six months ended March 31, 2006 compared to 79.9% for the same period of the prior year. Excluding the non-recurring contribution to the Foundation and the gain on sale of the former branch, the efficiency ratio was 69.7% for the six months ended March 31, 2005.

Balance Sheet Growth

Total assets increased 16% to $747.3 million at March 31, 2006 compared to $643.4 million a year earlier. Net loans (excluding loans held for sale) at March 31, 2006 increased 14% to $476.2 million, compared to $419.1 million at March 31, 2005. Single family loans represented 64% of the Bank's loan portfolio at March 31, 2006, compared to 62% at March 31, 2005. Commercial real estate loans accounted for 27% of the Bank's loan portfolio at March 31, 2006, compared to 28% at March 31, 2005.

Credit quality remains exceptional, as non-performing assets were $10,000, or 0.001% of total assets, at March 31, 2006, compared to $803,000, or 0.125% of total assets, at March 31, 2005. The allowance

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Home Federal Bancorp, Inc.
April 19, 2006

for loan losses was $3.0 million, or 0.62% of gross loans, including loans held for sale, at March 31, 2006 compared to $2.8 million, or 0.67% of gross loans, at March 31, 2005.

Deposits increased 16% to $431.6 million at March 31, 2006 compared to $373.1 million at March 31, 2005. Noninterest-bearing demand deposits increased $14.7 million, or 43%, to $49.1 million at March 31, 2006, compared to $34.4 million at March 31, 2005. Interest-bearing demand deposits were unchanged at $132.3 million at March 31, 2006 and 2005. Certificates of deposit increased $44.0 million to $224.6 million at March 31, 2006, compared to $180.6 million at March 31, 2005. The majority of the increase in certificates of deposits was in 12 to 23 month terms. Advances from the Federal Home Loan Bank ("FHLB") increased 27% to $196.5 million at March 31, 2006 compared to $154.7 million at March 31, 2005. The Company utilizes advances from the FHLB as an alternative funding source to retail deposits in order to manage funding costs, reduce interest rate risk and to leverage the Balance Sheet.

Stockholders' equity increased $2.5 million to $104.4 million at March 31, 2006, compared to $101.9 million at March 31, 2005. The increase was primarily the result of $6.5 million in net income for the period, $678,000 in earned ESOP shares and $412,000 equity compensation, offset by $1.2 million of cash dividends paid to stockholders and $3.9 million for the repurchase of 298,092 shares of common stock for the RRP plan. The Company's book value per share as of March 31, 2006 was $6.89 per share based upon 15,154,114 outstanding shares of common stock.

About the Company

Home Federal Bancorp, Inc. is a savings and loan holding company headquartered in Nampa, Idaho. It is the subsidiary of Home Federal MHC, a federally chartered mutual holding company, and the parent company of Home Federal Bank, a federal savings bank that was originally organized as a building and loan association in 1920. The Company serves the Treasure Valley region of southwestern Idaho, that includes Ada, Canyon, Elmore and Gem Counties, through 14 full-service banking offices and two mortgage loan centers. The Company's common stock is traded on the NASDAQ National Market System under the symbol "HOME." The Company's stock is also included in the America's Community Bankers NASDAQ Index. For more information, visit the Company's web site at www.myhomefed.com.

Forward-Looking Statements:

Statements in this report regarding future events, performance or results are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA") and are made pursuant to the safe harbors of the PSLRA. Actual results could be materially different from those expressed or implied by the forward-looking statements. Factors that could cause results to differ include but are not limited to: general economic and banking business conditions, competitive conditions between banks and non-bank financial service providers, interest rate fluctuations, regulatory and accounting changes, the value of mortgage servicing rights, risks related to construction and development, commercial real estate and consumer lending and other risks. Additional factors that could cause actual results to differ materially are disclosed in Home Federal Bancorp, Inc.'s recent filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Forward-looking statements are accurate only as of the date released, and we do not undertake any responsibility to update or revise any forward-looking statements to reflect subsequent events or circumstances.

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Home Federal Bancorp, Inc.
April 19, 2006

HOME FEDERAL BANCORP, INC. AND SUBSIDIARY CONSOLIDATED BALANCE SHEETS (In thousands, except share data) (Unaudited)	March 31, 2006	September 30, 2005	March 31, 2005
ASSETS
Cash and amounts due from depository institutions	$ 19,326	$ 19,033	$ 11,875
Mortgage-backed securities available for sale, at fair value	13,600	14,830	19,120
Mortgage-backed securities held to maturity, at cost	193,402	180,974	155,030
Federal Home Loan Bank stock, at cost	9,591	9,591	8,112
Loan receivable, net of allowance for loan losses of $2,984, $2,882 and $2,827	476,227	430,944	419,146
Loans held for sale	5,139	5,549	1,566
Accrued interest receivable	2,777	2,458	2,261
Property and equipment, net	13,296	11,995	10,992
Mortgage servicing rights, net	2,511	2,671	2,998
Bank owned life insurance	10,289	10,099	10,214
Real estate and other property owned	-	534	567
Other assets	1,138	899	1,549
TOTAL ASSETS	$ 747,296	$ 689,577	$ 643,430

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposit accounts
Noninterest-bearing demand deposits	$ 49,068	$ 46,311	$ 34,351
Interest-bearing demand deposits	132,342	127,330	132,288
Savings deposits	25,583	25,219	25,917
Certificates of deposit	224,642	197,465	180,594
Total deposit accounts	431,635	396,325	373,150
Advances by borrowers for taxes and insurance	1,951	3,898	3,710
Interest payable	1,170	1,670	1,607
Deferred compensation	3,452	3,049	2,796
Federal Home Loan Bank advances	196,542	175,932	154,717
Deferred income tax liability	913	1,205	1,317
Other liabilities	7,245	6,131	4,191
Total liabilities	642,908	588,210	541,488
STOCKHOLDERS' EQUITY
Serial preferred stock, $.01 par value; 5,000,000 authorized issued and outstanding, none	-	-	-
Common stock, $.01 par value; 50,000,000 authorized,
issued and outstanding:
Mar. 31, 2006 - 15,208,750 issued, 15,154,114 outstanding	152	149	152
Sept. 30, 2005 - 15,208,750 issued, 14,910,658 outstanding
Mar. 31, 2005 - 15,208,750 issued, 15,208,750 outstanding
Additional paid-in capital	56,632	56,115	59,884
Retained earnings	52,216	49,818	46,847
Unearned shares issued to employee stock ownership plan	(4,344)	(4,550)	(4,784)
Accumulated other comprehensive loss	(268)	(165)	(157)
Total stockholders' equity	104,388	101,367	101,942
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 747,296	$ 689,577	$ 643,430

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Home Federal Bancorp, Inc.
April 19, 2006

HOME FEDERAL BANCORP, INC. AND SUBSIDIARY CONSOLIDATED STATEMENTS OF INCOME (In thousands, except share data) (Unaudited)	Three Months Ended March 31,		Six Months Ended March 31,
	2006	2005	2006	2005

Interest and dividend income:
Loan interest	$ 7,129	$ 6,315	$ 14,063	$ 12,384
Investment interest	60	17	71	260
Mortgage-backed security interest	2,386	2,045	4,772	3,408
Federal Home Loan Bank dividends	-	30	-	30
Total interest and dividend income	9,575	8,407	18,906	16,082
Interest expense:
Deposits	2,097	1,465	3,694	2,890
Federal Home Loan Bank advances	1,844	1,448	3,596	2,709
Total interest expense	3,941	2,913	7,290	5,599
Net interest income	5,634	5,494	11,616	10,483
Provision for loan losses	90	236	145	295
Net interest income after provision for loan losses	5,544	5,258	11,471	10,188
Noninterest income:
Service charges and fees	2,115	1,952	4,501	3,911
Gain on sale of loans	195	72	506	140
Increase in cash surrender value of bank owned life insurance	108	87	190	162
Loan servicing fees	159	168	319	340
Mortgage servicing rights, net	(64)	(58)	(160)	(154)
Other	(24)	420	(66)	459
Total noninterest income	2,489	2,641	5,290	4,858
Noninterest expense:
Compensation and benefits	3,770	3,096	7,576	6,149
Occupancy and equipment	694	682	1,422	1,401
Data processing	520	376	861	819
Advertising	257	310	471	650
Postage and supplies	189	188	420	398
Professional services	176	203	363	422
Insurance and taxes	111	84	214	150
Charitable contribution to Foundation	-	-	-	1,825
Other	334	254	604	436
Total noninterest expense	6,051	5,193	11,931	12,250
Income before income taxes	1,982	2,706	4,830	2,796
Income tax expense	749	1,032	1,837	1,048
NET INCOME	$ 1,233	$ 1,674	$ 2,993	$ 1,748

Earnings per common share:
Basic	$ 0.09	$ 0.11	$ 0.21	$ 0.12
Diluted	$ 0.09	$ 0.11	$ 0.21	$ 0.12
Weighted average number of shares outstanding:
Basic	14,478,746	14,720,524	14,472,449	14,718,364
Diluted	14,497,350	14,720,524	14,483,991	14,718,364

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Home Federal Bancorp, Inc.
April 19, 2006

HOME FEDERAL BANCORP, INC. AND SUBSIDIARY ADDITIONAL FINANCIAL INFORMATION (Dollars in thousands, except share data) (Unaudited)	At Or For The Six Months Ended March 31, 2006	At Or For The Year Ended Sept. 30, 2005
FINANCIAL CONDITION DATA
Average interest-earning assets	$ 664,390	$ 606,690
Average interest-bearing liabilities	539,513	501,124
Net average earning assets	124,877	105,566
Average interest-earning assets to average interest-bearing liabilities	123.15%	121.07%
Stockholders' equity to assets	13.97%	14.70%
ASSET QUALITY
Allowance for loan losses	$ 2,984	$ 2,882
Non-performing loans	10	478
Non-performing assets	10	1,012
Allowance for loan losses to non-performing loans	29,840.00%	602.93%
Allowance for loan losses to gross loans and loans held for sale	0.62%	0.66%
Non-performing loans to gross loans and loans held for sale	0.00%	0.11%
Non-performing assets to total assets	0.00%	0.15%

	At Or For The Three Months Ended March 31,		At Or For The Six Months Ended March 31,
	2006	2005	2006	2005
SELECTED PERFORMANCE RATIOS
Return on average assets (1)	0.69%	1.05%	0.85%	0.56%
Return on average equity (1)	4.72%	6.56%	5.77%	4.28%
Net interest margin (1)	3.33%	3.67%	3.50%	3.59%
Efficiency ratio	74.49%	63.83%	70.57%	79.85%
Efficiency ratio, excluding non-recurring items (2)	74.49%	67.01%	70.57%	69.71%
PER SHARE DATA
Basic earnings per share	$ 0.09	$ 0.11	$ 0.21	$ 0.12
Diluted earnings per share	0.09	0.11	0.21	0.12
Book value per share	6.89	6.70	6.89	6.70
Cash dividends declared per share	0.055	-	0.105	-
Average number of shares outstanding:
Basic (3)	14,478,746	14,720,524	14,472,449	14,718,364
Diluted (3)	14,497,350	14,720,524	14,483,991	14,718,364

(1)   Amounts are annualized.
(2)   Noninterest expense divided by net interest income plus noninterest income. The pro forma efficiency ratio for the three months ended March 31, 2005 excludes the effect of the $386,000 gain on sale of a former branch. The pro forma efficiency ratio for the six months ended March 31, 2005 excludes the effect of the $386,000 gain on sale of a former branch and the $1.8 million contribution to the Foundation.
(3)   Amounts calculated exclude ESOP shares not committed to be released and unvested restricted shares granted under the RRP.

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